UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2006

CERAGENIX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction	Commission File	(I.R.S. Employer Identification number)
of incorporation)	Number

1444 Wazee Street, Suite 210, Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 946-6440
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02                                  Unregistered Sales of Equity Securities

The following sets forth the information required by Item 701 of Regulation S-B with respect to the unregistered sales of equity securities by Ceragenix Pharmaceuticals, Inc., a Delaware Corporation (the “Company”).

a.             On December 6, 2006, the Company completed the sale of an aggregate of $5,000,000 of Secured Convertible Debentures (the “Debentures”) and Warrants (the “Warrants”) (collectively the “Securities”).  Each Debenture accrues interest at the rate of 9% per annum, payable quarterly in arrears, and payable in full, principal and interest, on December 5, 2009 (the “Maturity Date”).  The Debentures are convertible into shares of common stock, $.0001 par value (the “Common Stock”) of the Company at a conversion price equal to $2.26 per share, subject to adjustment under certain circumstances, including events of default under the Debentures.

b.             In addition, investors received Warrants to purchase 1,162,212 shares of Common Stock at an exercise price of $2.37 per share, subject to price protection and other adjustments.  The Warrants are exercisable immediately and have a term of exercise equal to five years.  The Warrants also include a cashless exercise provision.  The Warrants are not redeemable by the Company.

c.             The Securities were sold exclusively to persons who qualified as “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the “Securities Act”). There were an aggregate of three accredited investors who participated in the offering.  The Company has agreed to register for resale under the Securities Act, the shares of Common Stock underlying the Securities.

d.             The offering consisted of an aggregate of $5,000,000 in Debentures and Warrants.  In the offering, the Company paid fees to persons who served as placement agents consisting of cash fees of $425,000 and Warrants exercisable to purchase an aggregate of 154,867 shares of Common Stock, which Warrants are exercisable for seven years to purchase shares of Common Stock at an exercise price of $2.26 per share.

e.             The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D thereunder.  Each of the investors in the offering qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D.  In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided each investor in the offering with disclosure of all aspects of our business, including providing each investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that each accredited investor obtained all information regarding the Company that they requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

f.              The conversion terms of the Debentures and exercise terms of the Warrants are described in Item 3.02(a) and (b).

g.             The proceeds of the offering will be used to provide working capital to the Company.

ITEM 9.01                                  Financial Statements and Exhibits

(a)           Financial statements of business acquired

Not applicable.

(b)           Pro forma financial information

Not applicable.

(d)           Exhibits

Item	Title

10.1	Form of Debenture

10.2	Form of Warrant

10.3	Form of Amended and Restated Security Agreement

10.4	Form of Securities Purchase Agreement

10.5	Form of Registration Rights Agreement

10.6	Form of Subsidiary Guarantee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.

Dated:	December 6, 2006	/s/ Jeffrey Sperber
Jeffrey Sperber, Chief Financial Officer